LIMITED POWER OF ATTORNEY

I, Mark Hausberg, appoint MARK A. ROCHE and RUSSELL W. HAHN to serve as my Attorneys-In-Fact and Agents and to exercise the powers and discretions set forth below:
1.        To execute on my behalf any and all Securities and Exchange
Commission Forms 4 and 5 relating to the disclosure of my
beneficial ownership of securities in Fortune Brands, Inc.; and
2.        To execute all such other documents or things in my name as the
Agents may deem necessary to meet filing requirements of the
Securities Exchange Commission pursuant to the Securities
Exchange Act of 1934.
This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney.  The powers granted by this Power of Attorney shall lapse and cease to have any effect on
August 31, 2006.
I, Mark Hausberg, have executed this Limited Power of Attorney on this  18th  day
of   August         , 2003.

                                                /s/ Mark Hausberg
                                                Mark Hausberg
Subscribed and sworn to me
on this           18th          day of   August   , 2003.

/s/ Carolyn Jones Blaze
Notary Public